VALHI INC.
                                   ----------
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas  75240-2697
                                   ----------
                           Telephone:  (972) 233-1700
                     Telephone  Facsimile:  (972) 239-0142

Andrew Louis
Corporate Counsel and
Assistant Secretary
(972) 450-4243

                                 March 20, 1998




The Board of Directors of Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697

     Re: Registration Statement on Form S-8 Relating to 5,000,000 Shares of Common Stock of Valhi, Inc. Available for Issuance under the Valhi, Inc. 1997 Long-Term Incentive Plan

Ladies and Gentlemen:

     I have acted as corporate counsel for Valhi, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on March 20, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's 5,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), available for issuance under the Valhi, Inc. 1997 Long-Term Incentive Plan (the "Plan").

A.   Basis of Opinions

     As the basis for the opinions expressed in this letter, I have examined and considered originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, and instruments as I have deemed necessary or appropriate for the expression of such opinions, including, without limitation, the following:

     (1) the Restated Certificate of Incorporation and bylaws of the Company, both as amended to date;

     (2) the minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and related matters; and

     (3)  the Plan.

B.   Opinions

     Based upon the foregoing, having regard for such legal considerations as I have deemed relevant, and subject to the comments, assumptions, limitations, qualifications and exceptions set forth in Section C, I hold the opinions set forth below:

     (1)  The issuance of the Shares has been duly authorized; and

     (2) The Shares, when issued, will be validly issued, fully paid and nonassessable.

C.   Comments, Assumptions, Limitations, Qualifications and Exceptions

     The opinions expressed in Section B above are based upon and subject to the further comments, assumptions, limitations, qualifications and exceptions as set forth below.

     (1) I have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as copies and the veracity of all such documents.

     (2) I have assumed that (a) awards that have yet to be granted under the Plan pursuant to which Shares may be issued will be duly granted in accordance with the terms of the Plan; (b) the Shares will be duly issued in accordance with the terms of the Plan and the respective agreements evidencing the awards granted under the Plan pursuant to which such Shares are to be issued ("Awards"); (c) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who receive or exercise Awards; and (d) the consideration actually received by the Company (or the increase in the Company's capital on the books of the Company, if applicable) for each issued Share is equal to or exceeds the par value thereof.

     (3) The law covered by the opinions expressed in this letter is limited to the federal law of the United States, the Delaware General Corporation Law, as amended, and the law of the state of Texas.

     (4)  I am an assistant secretary and employee of the Company.

     (5) Except as set forth in subsection C.6 below, the opinions set forth herein are expressed solely for your benefit, and no other party shall be entitled to rely on my opinions without my prior express written consent. Except as set forth in subsection C.6 below or without my prior express written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.

     (6) I consent to the filing of this letter as an exhibit to the Registration Statement and to reference to my opinions included in or made a part of the Registration Statement. In giving this consent, I do not admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                Respectfully submitted,




                                /s/ Andrew Louis
                                --------------------------------
                                Andrew Louis, Esq.
                                Corporate Counsel and Assistant Secretary of
                                Valhi, Inc.